Exhibit 99 (b)

CONSOLIDATED BALANCE SHEETS

	December 31,

	1999	1998

	(in millions)

ASSETS

Current assets:

Cash and cash equivalents	$1,546	$995

Other marketable securities	10	5

Total cash and marketable securities	1,556	1,000

Accounts receivable, net:

General Motors and affiliates	3,817	2,236

Other customers	1,555	977

Inventories, net	1,749	1,770

Deferred income taxes	1,071	285

Prepaid expenses and other	63	137

Total current assets	9,811	6,405

Long-term assets:

Property, net	5,106	4,965

Deferred income taxes	1,930	2,813

Other	1,503	1,323

Total assets	$18,350	$15,506

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Notes payable and current portion of long-term debt	$117	$359

Accounts payable	3,096	2,260

Accrued liabilities	3,524	1,438

Total current liabilities	6,737	4,057

Long-term liabilities:

Long-term debt, including intracompany note payable with General Motors in 1998	1,640	3,141

Pension benefits	858	2,180

Postretirement benefits other than pensions	4,339	4,573

Other	1,576	1,546

Total liabilities	15,150	15,497

Stockholders’ equity:

Common stock	$6	$—

Additional paid in capital	2,601	—

Retained earnings	964	—

General Motors’ net investment	—	77

Accumulated translation adjustments	(324)	(68)

Treasury stock, at cost	(47)	—

Total stockholders’ equity	3,200	9

Total liabilities and stockholders’ equity	$18,350	$15,506